Exhibit p

                               CODE OF ETHICS FOR
                           DOMINI SOCIAL EQUITY FUND
                           DOMINI INSTITUTIONAL TRUST
                         DOMINI SOCIAL INDEX PORTFOLIO

                            Revised January 14, 2000

     Domini Social Equity Fund, Domini Institutional Trust and Domini Social Index Portfolio, each on behalf of its current and future series (each, an "Investment Company"; collectively, the "Investment Companies") have each determined to adopt this Code of Ethics (the "Code") as of January 14, 2000, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j1(c) under the Investment Company Act of 1940 (the "1940 Act").



1.   DEFINITIONS

          A An "Access Person" means (i) any Trustee, Director, officer or Advisory Person (as defined below) of the Investment Company or any investment adviser thereof, or (ii) any director or officer of a principal underwriter of the Investment Company who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Investment Company for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Investment Company regarding the purchase or sale of securities; or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients (as determined in accordance with Rule 17j-1 of the 1940
               Act), any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Investment Company, makes any recommendation or participates in the determination of which recommendations shall be made, or whose principal function or duties relate to the determination of which recommendations shall be made to the Investment Company or who in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Investment Company.

          B An "Advisory Person" means (i) any employee of the Investment Company or any investment adviser or investment manager thereof (or of any company in a control relationship to the Investment

               Company or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Investment Company or whose functions relate to any recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship with the Investment Company or adviser who obtains information regarding the purchase or sale of securities (or any recommendation with respect thereto).

          C A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Investment Company.

          D "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to file reports with any investment adviser, subadviser, administrator or the principal underwriter pursuant to a code of ethics described in
               Section V and found by the Trustees to be substantially in conformity with Rule 17j-1 of the 1940 Act.

          E "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

          F "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

          G "Disinterested Trustee" means a Trustee who is not an "interested person" of the Investment Company within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer or employee of any investment adviser of the Investment Company, or owner of 5% or more of the outstanding stock of any investment adviser of the Investment Company. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.

          H "Review Officer" is the person designated by the Investment Company's Board of Trustees to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of the Investment Company.

          I "Preclearance Officer" is the person designated by the Investment Company's Board of Trustees to provide preclearance of any personal security transaction as required by this Code.

          J "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

          K "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the Government of the United States (or any short-term debt security that is a "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

          L A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          M A security "held or to be acquired" by the Investment Company means (i) a security which, within the most recent 15 days (1) is or has been held by the Investment Company or (2) is being or has been considered by the Investment Company or its investment adviser for purchase by the Investment Company and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (i) of this definition.

II.  STATEMENT OF GENERAL PRINCIPLES

     The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

     Each Access Person shall:

     A at all times, place the interests of the Investment Company before his or her personal interests;

     B conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     C not take any inappropriate advantage of his or her position with or on behalf of the Investment Company.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     A.  Unlawful Actions

         No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Investment Company:

         1. employ any device, scheme or artifice to defraud the Investment Company;

         2. make to the Investment Company any untrue statement of a material fact or omit to state to the Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice or course of business which would operate as a fraud or deceit upon the Investment Company; or

         4. engage in any manipulative practice with respect to the Investment Company.

     B   Blackout Periods

         1. No Access Person (other than a Disinterested Trustee) shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known the Investment Company has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

         2. No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Investment Company trades (or has traded) in that security.

     C   Initial Public Offerings

         No Advisory Person shall acquire any security in an initial public offering for his or her personal account.

     D   Private Placements

         With regard to private placements, each Advisory Person shall:

         1. obtain express prior written approval from the Preclearance Officer for any acquisition of securities in a private placement (the Review Officer, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his or her position with the Investment Company); and

         2. after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Investment Company (or any other investment company for which he or she acts in a capacity as an Advisory Person) for investment in that issuer.

         If the Investment Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

         E   Short-Term Trading Profits

             No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Investment Company's Board of Trustees approves otherwise, be disgorged as directed by the Investment Company's Board of Trustees.

         F   Gifts

             No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Investment Company.

         G   Service as a Director or Trustee

             1. No Advisory Person shall serve on a board of directors or trustees of a publicly traded company without prior authorization from the Board of Trustees of the

                 Investment Company, based upon a determination that such board service would be consistent with the interests of the Investment Company and its investors.

             2. If board service of an Advisory Person is authorized by the Board of Trustees of the Investment Company such Advisory Person shall be isolated from the investment-making decisions of the Investment Company with respect to the companies of which he or she is a director or trustee.

         H   Exempted Transactions

             The prohibitions of Section III (other than Section III.C and
             Section III.D) shall not apply to:

             1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

             2. purchases or sales that are non-volitional on the part of the Access Person or the Investment Company, including mergers, recapitalizations or similar transactions;

             3. purchases which are part of an automatic dividend reinvestment plan;

             4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

             5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Investment Company because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Investment Company or client, and (c) not representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Investment Company.

IV.  COMPLIANCE PROCEDURES

     A  Preclearance

        An Access Person (other than a Disinterested Trustee) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

        1. such purchase or sale has been approved by the Preclearance Officer;

        2. the approved transaction is completed on the same day approval is received; and

        3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

          Each Access Person may effect total purchases and sales of up to $25,000 of securities listed on a national securities exchange within any six month period without preclearance from the Board of Trustees or the Preclearance Officer, provided that:

               1) The six month period is a "rolling" period, i.e., the limit is applicable between any two dates which are six months apart;

               2) Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures; and

               3) Although preclearance is not required for personal transactions in securities which fall into this de minimis exception, these trades must still be reported pursuant to Section IV.B.

     B  Reporting

        1. Unless excepted by paragraph 2 of this Section IV.B, every Access Person of the Investment Company must report to the Review Officer as described below.

            a. Initial Holdings Reports. Not later than 10 days after the person becomes an Access Person, the following information:

                o the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                o the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                o the date that the report is signed and submitted by the Access Person.

            b. Quarterly Transaction Reports. Not later than 10 days after the end of each calendar quarter, the following information:

                (i) With respect to any transaction during the quarter in a security in which the Access Person had any direct or indirect beneficial ownership:

                       o the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

                       o the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                       o the price of the security at which the transaction was effected;

                       o the name of the broker, dealer or bank with or through which the transaction was effected; and

                       o the date that the report is signed and submitted by the Access Person.

                (ii) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
                       Person:

                       o the name of the broker, dealer or bank with whom the Access Person established the account;

                       o  the date that the account was established; and

                       o the date that the report is signed and submitted by the Access Person.

                (iii) In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

            c. Annual Holdings Reports. Not later than each January 31st, the following information (which information must be current as of the immediately preceding December 31st):

                       o the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

                       o the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                       o the date on which the report is signed and submitted by the Access Person.

        2. The following are the exceptions to the reporting requirements outlined in Section IV.B.1:

            a. A person need not make any report required under of Section IV.B.1 with respect to transactions effected for, and securities held in, any account over which the person has no direct influence or control, including such an account in which the person has any beneficial ownership.

            b. A Disinterested Trustee who would be required to make the reports required under Section IV.B.1 solely by reason of being a trustee of the Investment Company need not make:

                (i) an initial holdings report or an annual holdings report under Section IV.B.1; or

                (ii) a quarterly transaction report under Section IV.B.1 unless the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Investment Company, should have known, that during the 15-day period immediately before or after the Trustee's transaction in a security, the Investment Company purchased or sold the security (or such security was added to or deleted from the Domini 400 Social Index) or the Investment Company or its investment adviser considered purchasing or selling the security (or such security was being considered for addition to or deletion from the Domini 400 Social Index).

            c.  A person need not make a quarterly transaction report under
                Section IV.B.1 if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Officer with respect to the person in the time period required under Section IV.B.1, if all of the information required under Section IV.B.1 is contained in the broker trade confirmations or account statements or in the records of the Investment Company.

        3. Any report delivered pursuant to Section IV.B.1 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

        4. Each Access Person must certify annually (no later than each January 31st) that he or she has read and understands this Code of Ethics and has complied with its provisions. Such certificates and reports are to be given to the Review Officer.

        C   Review

            The Review Officer shall review all of the reports delivered under
            Section IV.B to determine whether a violation of this Code of

            Ethics may have occurred and shall take into account the exemptions allowed under Section III.H hereunder to the extent applicable. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

V.  INVESTMENT ADVISER'S, ADMINISTRATOR'S OR PRINCIPAL UNDERWRITER'S CODE OF
    ETHICS

     This Code of Ethics does not apply to "access persons" (as defined in Rule 17j-1 under the 1940 Act) of any investment adviser, subadviser, administrator or principal underwriter of the Investment Company who are not otherwise Access Persons as defined herein. Each investment adviser (including, where applicable, any subadviser), administrator (if any) or principal underwriter of the Investment Company shall:

     A submit to the Board of Trustees of the Investment Company a copy of its Code of Ethics adopted pursuant to Rule 17j-1;

     B promptly report to the Investment Company in writing any material amendments to its Code of Ethics;

     C promptly furnish to the Investment Company upon request copies of any reports made pursuant to such Code of Ethics by any person who is an Access Person of the Investment Company; and

     D immediately furnish to the Investment Company, without request, all material information regarding any violation of such Code of Ethics by any person who is an Access Person of the Investment Company.

VI.   REVIEW BY THE BOARD OF TRUSTEES

     Each of the Review Officer of the Investment Company and the Investment Company's investment advisers, subadvisers, administrator and principal underwriter shall furnish a written report to the Board of Trustees, at least annually, that:

     A describes any issues arising under the Code of Ethics or procedures of such entity since the last report to the Board of Trustees, including, but not limited to, information about material violations of its Code of Ethics or procedures and sanctions imposed in response to the material violations; and

     B certifies that the Investment Company, investment adviser, subadviser, administrator or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

VII.   SANCTIONS

        A   Sanctions for Violations by Access Persons

            If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Trustees and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Trustees.

        B   Sanctions for Violations by Disinterested Trustees

            If the Review Officer determines that any Disinterested Trustee has violated this Code, he or she shall so advise the President of the Investment Company and also a committee consisting of the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Investment Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of the Investment Company, which shall impose such sanctions as it deems appropriate.

VIII.   MISCELLANEOUS

        A   Access Persons

            The Review Officer of the Investment Company will identify all Access Persons who are under a duty to make reports to the Investment Company and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

        B   Records

            The Investment Company's administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

            1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

            2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

            3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

            4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place;

            5. copy of each report required under Section VI shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an early accessible place; and

            6. record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Section III.D shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval is granted.

        C   Confidentiality

            All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

        D   Interpretation of Provisions

            The Board of Trustees of the Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.

                           DOMINI SOCIAL EQUITY FUND
                           DOMINI INSTITUTIONAL TRUST
                         DOMINI SOCIAL INDEX PORTFOLIO
                         QUARTERLY TRANSACTIONS REPORT

To:       ________________________, Review Officer

From:
               (Your Name)

     This Transaction Report (the "Report") is submitted pursuant to Section IV of the Code of Ethics of Domini Social Equity Fund, Domini Institutional Trust and Domini Social Index Portfolio (each, an "Investment Company"; collectively, the "Investment Companies") and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Investment Company) for the calendar quarter ended _______.

     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

     For purposes of the Report, beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.


                           Nature of
                           Transaction
                           (Whether                                         Name of the
                           Purchase,        Principal                       Broker, Dealer
                           Sale, or         Amount of       Price At        Or Bank With
                           Other Type Of    Securities      Which the       Whom The            Nature Of
Title of     Date of       Disposition      Acquired or     Transaction     Transaction         Ownership
Securities   Transaction   Or Acquisition)  Disposed Of     Was Effected    Was Effected        Securities*





* If appropriate, you may disclaim beneficial ownership of any security listed in this report.

     I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS OF THE INVESTMENT COMPANY, DATED JANUARY 14, 2000, (2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OF ETHICS OVER THE PAST YEAR, (4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS OVER THE PAST YEAR REQUIRED TO BE DISCLOSED BY THE CODE OF ETHICS,
(5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE OF ETHICS AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

NAME (Print)   _______________________________________________________________

SIGNATURE      _______________________________________________________________

DATE           _______________________________________________________________

                           DOMINI SOCIAL EQUITY FUND
                           DOMINI INSTITUTIONAL TRUST
                         DOMINI SOCIAL INDEX PORTFOLIO
     (EACH AN "INVESTMENT COMPANY"; COLLECTIVELY THE "INVESTMENT COMPANIES")

                   PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by Access Person prior to any personal trade):

Name:

Date of proposed transaction:

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:



Nature of the transaction (i.e., purchase, sale):1


Are you or a member of your immediate family an officer or director of the issuer of the securities or of any affiliate2 of the issuer? Yes____ No____

          If yes, please describe:


Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.3



Do you have any material nonpublic information concerning the issuer?

         Yes____         No____

______________

     1 If other than market order, please describe any proposed limits.

     2 For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

     3 A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?

                      Yes _____           No____

     If yes, please report the name of the issuer and the total number of shares "beneficially owned":




Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or to be acquired by an Investment Company, that may be relevant to a determination of the existence of a potential conflict of interest?4
                      Yes____         No____


     If yes, please describe:




     To the best of your knowledge and belief, the answers that you have provided above are true and correct.




                                                   Signature

_______________

     4 Facts that would be responsive to this question include, for example (i) receipt of "special favors" from a stock promoter, including participation in a private placement or initial public offering as an inducement to purchase other securities for the Investment Company, or (ii) investment in securities of a limited partnership that in turn owns warrants of a company formed for the purpose of effecting a leveraged buy-out, in circumstances where the Investment Company might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer):


___ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code of Ethics, and that the conditions necessary5 for approval of the proposed transaction have been satisfied.

___ I do not believe the above-described proposed transaction is consistent with the policies described in the Code of Ethics, or that the conditions necessary for approval of the proposed transaction have been satisfied.


Dated: _____________                                   Signed:



                                            Title:

______________

     5 In the case of a personal securities transaction by an Access Person of the Investment Company (other than Disinterested Trustees), the Code of Ethics requires that the Preclearance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Investment Company
(ii) would be unlikely to affect the market in which the Investment Company's portfolio securities are traded, and (iii) is not related economically to securities to be purchased, sold, or held by the Investment Company. In addition, the Code requires that the Preclearance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with the Investment Company.

                         DOMINI SOCIAL INVESTMENTS LLC
                                (THE "ADVISER")

                          DSIL INVESTMENT SERVICES LLC
                              (THE "DISTRIBUTOR")

                                 CODE OF ETHICS

                             REVISED MARCH 1, 2000

     This Code of Ethics is intended to (a) minimize conflicts of interest, and even the appearance of conflicts of interest, between the personnel of the Adviser and the Distributor and their respective clients in the securities markets and (b) effect compliance with applicable securities laws.

     Each of the Adviser and the Distributor depends upon a high level of public and client confidence for its success. That confidence can be maintained only if the employees of the Adviser and the Distributor observe the highest standards of ethical behavior in the performance of their duties. This Code (as it may be amended or modified from time to time) is intended to inform all employees of the Adviser and the Distributor of certain standards of conduct which they are expected to observe.

     It is not possible to provide a precise, comprehensive definition of a conflict of interest. However, one factor which is common to all conflict of interest situations is the possibility that an employee's actions or decisions will be affected because of an actual or potential divergence between his or her personal interests and those of the Adviser or the Distributor, as applicable, or its clients. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the Adviser or the Distributor, as applicable, or its clients and regardless of the motivation of the employee involved. In all cases, if a conflict situation arises between an employee and the Adviser or the Distributor, as applicable, or its clients, the interest of the Adviser or the Distributor, as applicable, or its client shall prevail.

     This Code also addresses the possibility that personnel may, by virtue of their positions with the Adviser or the Distributor, as applicable, be afforded opportunities to participate in certain investment opportunities that are not generally available to the investing public. Accepting such opportunities would tend to compromise the independent judgment personnel are expected to exercise for the benefit of clients and is therefore unacceptable.

     This Code is intended to help address these concerns in a systematic way. However, it is important that personnel go beyond the letter of this Code and remain sensitive to the need to avoid improper conflicts of interest, or even the appearance of such conflicts of interest, that are not expressly addressed by this Code.

     This Code shall be administered by the Review Person and the Deputy Review Person. Carole M. Laible is hereby named the "Review Person" and shall serve in such capacity until the Management Committee of the Adviser and the Distributor's Board of Managers designate a successor Review Person. Adam Kanzer is hereby named the "Deputy Review Person" and shall serve in such capacity until the Management Committee of the Adviser and the Distributor's Board of Managers designate a successor Deputy Review Person. The Deputy Review Person shall be responsible for administering the Code (including preclearance of trades and review of transaction reports) for the Review Person.

1.  SCOPE OF THIS CODE.

    (A) PERSONS COVERED. This Code applies to (i) each managing member, manager, officer or Advisory Person (as defined below) of the Adviser and (ii) each employee, managing member, manager or officer of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund (as defined below) for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities (each, an "Access Person"). All full-time employees of the Adviser and the Distributor shall be considered Access Persons unless advised, in writing, to the contrary by the Review Person.

         An "Advisory Person" is (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund or any other client of the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (ii) any natural person in a control relationship with the Adviser who obtains information concerning the recommendations made by the Adviser with regard to the purchase or sale of Covered Securities.

         A "Fund" is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") for which the Adviser provides investment advisory services or for which the Distributor provides distribution services, as applicable.

    (B) DEFINITION OF SECURITIES. As used in this Code, the term "securities" means all types of securities as defined in Section 2(a)(36) of the 1940 Act, and includes all types of debt, equity, and other securities, including, among other things, common and preferred stocks, bonds, mutual fund shares, money market instruments, debentures, notes, limited partnership interests, warrants, depositary receipts, options and other derivative securities. THIS CODE DOES NOT APPLY TO SAVINGS, CHECKING, NOW OR MONEY MARKET ACCOUNTS WITH BANKS, SAVINGS AND LOAN ASSOCIATIONS, CREDIT UNIONS OR SIMILAR INSTITUTIONS.

         DEFINITION OF COVERED SECURITY. As used in this code "Covered Security" means any security except for (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by open-end investment companies registered under the 1940 Act. A direct obligation of the Government of the United States includes any security issued or guaranteed as to principal or interest by the Government of the United States or by any agency or instrumentality of the Government of the United States.

         A "Security Held or to be Acquired" by a Fund means (i) any Covered Security which, within the most recent 15 days (A) is or has been held by the Fund or (B) is being or has been considered by the Fund or the Adviser for purchase by the Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in the preceding clause (i).

    (C) BENEFICIAL OWNERSHIP. For purposes of this Code, "beneficial ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, and the rules and regulations thereunder. Accordingly, a person shall have "beneficial ownership" of any security if he or she, directly or indirectly, through any contact, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. A person has a pecuniary interest in a security if he or she has the opportunity, directly or indirectly, to profit or share in any profit from a transaction in the subject security. A person may have an indirect pecuniary interest in a security if, among other things:

                     (i) the security is held by a member of that person's immediate family sharing the same household;

                     (ii) the person is a general partner and the security is held by the general partnership or limited partnership;

                     (iii) the person's interest in such security is held by a
                           trust; or

                     (iv) the person has a right to acquire such security through the exercise or conversion of any derivative security, whether or not presently exercisable.

    (D) TYPES OF TRANSACTIONS COVERED. This Code applies to all types of transactions in securities, including purchases, sales, exchanges, redemptions, short sales, donations, and gifts.

2.  PROHIBITED SECURITIES TRANSACTIONS.

    (A) UNLAWFUL ACTIONS. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security Held or to be Acquired by a Fund:

             (i)     employ any device, scheme or artifice to defraud the Fund;

             (ii) make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

             (iii)   engage in any act, practice or course of business which
                      would operate as a fraud or deceit upon the Fund; or

             (iv) engage in any manipulative practice with respect to the Fund.

    (B) RESTRICTED SECURITIES. At the start of every month, the Review Person will circulate a list of all issuers that during the month will be reviewed or evaluated by the Adviser or its affiliate, Kinder, Lydenberg, Domini & Co., Inc. ("KLD") for addition to, or removal from, the Domini Social Index or any other index established or maintained by the Adviser or KLD (each, an "Index"). The list will also include issuers for which the Adviser or KLD completed an review or evaluation for addition to or removal from an Index during the preceding month. The securities of each issuer on that list will be considered "Restricted Securities" until the circulation by the Adviser of a subsequent monthly list that does not include such issuer. An issuer shall remain on the list circulated for the next month following the month in which the Adviser or KLD completes its review or evaluation of the issuer for addition to or removal from an Index and publishes the results of such review or evaluation (including any decision to add the issuer to, or remove the issuer from, an Index).

    (C)  RESTRICTIONS.  No Access Person shall:

         (i) effect any transaction in any security that is a Restricted Security at the time such transaction is effected; or

         (ii) purchase or otherwise acquire any security that reasonably appears to have been offered or made available to such an Access Person by virtue of his/her position with the Adviser or the Distributor, as applicable, and is not generally available to the investing public.

    (D) EXCEPTIONS. The restrictions set forth in Sections 2(c), 5(a)(iii) and 5(a)(iv) of this Code shall not apply to the following:

         (i) transactions in shares of any open-end investment companies (open-end mutual funds) that are registered under the 1940 Act;

         (ii) purchases made pursuant to an automatic dividend reinvestment plan;

         (iii) receipts of stock dividends, stock splits, or similar distributions;

         (iv) transfers that are gifts or donations, provided that the donee represents in writing that he or she has no present intention of selling the securities;

         (v) transactions for the sole account and benefit of other persons to whom an Access Person has a fiduciary relationship apart from the Adviser or the Distributor, as applicable;

         (vi) transactions effected on behalf of an Access Person that are beyond his or her reasonable control;

         (vii) purchases made upon the exercise of rights distributed by an issuer on a pro rata basis to all holders of a class of its securities, and sales of any such rights so acquired;

         (viii) the receipt by an Access Person of securities as compensation for, or in connection with, his or her employment or the exercise by an Access Person of an option or warrant received by such Access Person as compensation for, or in connection with, his or her employment; and

         (ix) transactions that receive prior written approval of the Review Person, on the grounds that they are unlikely to have any adverse effect on the Adviser or the Distributor, as applicable, or their respective clients, involve no apparent impropriety, and appear to be consistent with applicable securities laws.

3.  MISUSE OF INSIDE INFORMATION.

    (A) DEFINITION OF INSIDE INFORMATION. For purposes of this Code, "Inside Information" means any information obtained by an employee of the Adviser or the Distributor in connection with his or her work on behalf of the Adviser or the Distributor that such employee knows, or in the exercise of reasonable care should know, is (i) not available to the investing public generally, and (ii) material to a decision to effect a transaction in a security.

    (B) BAN ON TRADING. No employee of the Adviser or the Distributor shall effect any transaction in, directly or indirectly, any security on the basis of any Inside Information. This restriction is NOT subject to the exceptions set forth in Sections 2(d), 4(b), or 5(b).

    (C) BAN ON RELEASE OR DISCLOSURE. No employee of the Adviser or the Distributor shall release or disclose Inside Information to any person outside of the Adviser or the Distributor except that:

         (i) employees may release to authorized representatives of a client Inside Information to which that client is entitled;

         (ii) employees may release Inside Information to the Adviser's or the Distributor's lawyers, accountants, and consultants as appropriate in the conduct of the Adviser's or the Distributor's affairs;

         (iii) employees may release Inside Information to regulatory officials and other persons as required by law; and

         (iv) employees may release Inside Information in accordance with the policies established by the Adviser's Management Committee or the Distributor's Board of Managers, as applicable and the instructions of the Review Person.

4.  REPORTING.

    (A) REPORTING REQUIREMENTS. Each Access Person shall (unless excepted under Section 4(b)) report to the Review Person as set forth below:

         (i) Initial Holdings Reports. Not later than 10 days after the person becomes an Access Person, the following information:

                  (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (C) the date that the report is signed and submitted by the Access Person.

         (ii) Quarterly Transaction Reports. Not later than 10 days after the end of each calendar quarter, the following information:

                  (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                        o the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                        o the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                        o the price of the Covered Security at which the transaction was effected;

                        o the name of the broker, dealer or bank with or through which the transaction was effected; and

                        o the date that the report is signed and submitted by the Access Person.

                  (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                        o the name of the broker, dealer or bank with whom the Access Person established the account;

                        o  the date that the account was established; and

                        o the date that the report is signed and submitted by the Access Person.

                  (C) In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

         (iii) Annual Holdings Reports. Not later than each January 31st, the following information (which information must be current as of the immediately preceding December 31st):

                  o the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  o the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  o the date on which the report is signed and submitted by the Access Person.

    (B) EXCEPTIONS TO REPORTING REQUIREMENTS. The following are the exceptions to the reporting requirements outlined in Section 4(a):

               (i) A person need not make any report under Section 4(a) with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct influence or control.

               (ii) A person need not make a quarterly transaction report under Section 4(a)(ii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Person with respect to the person in the time period required under
                      Section 4(a)(ii) and if all of the information required under Section 4(a)(ii) is contained in the broker trade confirmations or account statements or in the records of the Adviser or the Distributor, as applicable.

        (C) CERTIFICATION. Each Access Person shall certify to the Review Person in writing that (i) he or she has read and understands this Code, (ii) he or she understands that he or she is subject to this Code, (iii) he or she has complied with the requirements of this Code, and (iv) he or she has disclosed or reported all securities transactions required to be disclosed or reported under this Code, such certification to be given at the following times: (A) in the case of persons that are Access Persons at the date hereof, within 30 days after the adoption of this Code; (B) in the case of persons that become Access Persons after the date hereof, no later than 10 days after such person becomes an Access Person; and (C) in all cases, once every calendar year on or before January 31st.

5.  PRECLEARANCE OF CERTAIN SECURITIES TRANSACTIONS.

    (A)  PRECLEARANCE REQUIREMENTS.  No Access Person shall:

         (i) acquire, directly or indirectly, beneficial ownership in any securities (including Restricted Securities) in an initial public offering;

         (ii) acquire, directly or indirectly, beneficial ownership in any securities (including Restricted Securities) in a private placement transaction;

         (iii) effect any transaction (other than those transactions described in clauses (i) and (ii) above) in any security; or

         (iv) profit from the purchase and sale, or the sale and purchase, of the same or equivalent securities within 60 calendar days;

                unless, in each case, the transaction has been approved by the Review Person not more than 72 hours prior to initiation of the transaction (and such approval has not been rescinded).

    (B) EXCEPTIONS TO PRECLEARANCE REQUIREMENTS. Sections 5(a)(iii) and 5(a)(iv) shall not apply to the following:

         (i) any transaction that is exempt under Section 2(d), including transactions in shares of any open-end investment companies that are registered under the 1940 Act;

         (ii) any transactions in securities listed on a national securities exchange of a company having a total market capitalization (at the time of the transaction or, if such information is not available, according to the company's most recent published annual or quarterly financial statements) of not less than $5 billion;

          (iii) transactions in the debt instruments issued or guaranteed by a state or local government;

          (iv) transactions in debt instruments issued or guaranteed by the United States Government, Quasi United States Government Agency or instrumentality of the United States; or

          (v) total purchases and sales of up to $25,000 of securities listed on a national securities exchange within any rolling six month period.

6.  ADDITIONAL RESTRICTIONS ON ACCESS PERSONS.

    (A) GIFTS. No Access Person shall accept any gift or gratuity from any person or business entity that does business with the Adviser or the Distributor, provided this restriction does not apply to:

         (i) any gifts or gratuities received in any 90 day period from any one person or business entity, or several related persons or business entities, having an aggregate fair market value of not more than $150;

         (ii) travel, lodging, entertainment, food, and beverages provided in connection with a business or professional meeting or function; and

         (iii) goods and services, such as investment research reports and newsletters, that are used in the conduct of the business of the Adviser or the Distributor, as applicable.

    (B) SERVICE AS A DIRECTOR OF A PUBLICLY TRADED COMPANY. No Access Person shall serve as a director of a company that files or is required to file with the Securities and Exchange Commission periodic reports under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (such as 10-Ks, 1O-Qs, and 8-Ks) without the prior approval of the Review Person.

7.  REVIEW BY THE REVIEW PERSON.

    (A) REVIEW OF REPORTS. The Review Person shall review all of the reports delivered under Section 4 to determine whether a violation of this Code may have occurred. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

    (B) FACTORS TO BE CONSIDERED. In reviewing proposed transactions and other matters submitted for preclearance or approval under this Code, the Review Person shall consider whether such transactions or matters involve or are likely to involve: (i) violations of this Code or applicable securities laws; (ii) improper use of Inside Information; or (iii) an investment opportunity that should be reserved for the Adviser or the Distributor, as applicable, or its clients.

    (C) APPROVAL SUBJECT TO CONDITIONS. The Review Person may grant approval of proposed transactions and other matters submitted for preclearance or approval under this Code subject to such conditions as the Review Person may impose to protect the interests of the Adviser and the Distributor and their respective clients, including, among other things, requiring that an Access Person who is authorized to acquire securities in a private placement disclose that investment when he or she plays a part in a review or analysis of the issuer of the securities.

    (D) DEPUTY REVIEW PERSON MAY ACT WHEN REVIEW PERSON IS UNAVAILABLE. In the event the Review Person is unavailable to review any report or proposed transaction or other matter under this Code and it is unlikely that the Review Person will become available in sufficient time to review the report in a timely manner or for the transaction or other matter to proceed without material hardship, the Deputy Review Person may review such report or perform all functions of the Review Person under the Code with respect to such transaction or other matter. Nonetheless, the Deputy Review Person may defer review of any report or transaction or other matter until the Review Person is available to conduct such review.

8. SANCTIONS. Any violations of this Code will be reported to and subject to review by the Management Committee of the Adviser or the President of the Distributor, as applicable.

    (A) If the Management Committee or the President, as applicable, determines that a violation of this Code has occurred, the Management Committee or the President, as applicable, may impose such sanctions as is deemed appropriate, including, among other things:

         (i)    a letter of censure,

         (ii) forfeiture of any profit made or loss avoided from a transaction in violation of this Code, or

         (iii)  suspension or termination of employment.

    (B) Any Access Person subject to any sanctions imposed by the Management Committee or the President under this Code shall be entitled, upon request made within 60 days of the imposition of such sanctions, to a complete review of the matter by the Board of Managers of the Adviser or the Board of Managers of the Distributor, as applicable. Pending such a review the Management Committee of the Adviser or the President of the Distributor, as applicable, may impose such interim sanctions as is deemed appropriate to protect the interests of the Adviser or the Distributor, as applicable, until final resolution of the matter.

    (C)  Any violations resulting in sanctions will be reported to:

         (i) the Board of Managers of the Adviser or the Board of Managers of the Distributor, as applicable, and

         (ii) (other than with respect to interim sanctions pending the applicable Board of Managers review of a matter) the board of directors or trustees of each Fund.

9.  MISCELLANEOUS.

    (A) ACCESS AND ADVISORY PERSONS. The Review Person will identify all Access and Advisory Persons who are under a duty to make reports under this Code and will inform such persons of such duty. Any failure by the Review Person to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

    (B) RECORDS. Each of the Adviser and the Distributor shall maintain records in the manner and to the extent set forth below, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

          (i) a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (ii) a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         (iii) a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         (iv) a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place; and

         (v) record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities under Section 5(a) shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval is granted.

        (C) CONFIDENTIALITY. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.